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                                                                  EXHIBIT (23)-4



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



                                                                  April 21, 1997



MedPartners Inc.


InPhyNet Medical Management Inc.



Dear Sirs:



     We hereby consent to the inclusion in the Registration Statement on Form S-4 of MedPartners, Inc. ("MedPartners") relating to the proposed merger of InPhyNet Medical Management Inc. with MedPartners, of our opinion letter in the Prospectus-Proxy Statement which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          MORGAN STANLEY & CO. INCORPORATED



                                          By:      /s/ MARY ANNE CITRINO


                                            ------------------------------------

                                            Name: Mary Anne Citrino


                                            Title: Principal